UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9, 2019

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

As previously disclosed, on October 10, 2019, Cerecor Inc. (the “Company”) entered into, and subsequently closed on November 1, 2019, an asset purchase agreement with Aytu BioScience, Inc. to sell the Company’s rights, title and interest in, assets relating to its Pediatric Portfolio, namely Aciphex® Sprinkle™, Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™, Poly-Vi-Flor® and Tri-Vi-Flor™, as well as the corresponding commercial infrastructure consisting of the right to offer employment to Cerecor’s sales force and the assignment of supporting commercial contracts (collectively, the “Aytu Transaction”).

We are issuing this Current Report on Form 8-K to voluntarily disclose the attached Exhibit 99.1, which is incorporated herein by reference, and contains unaudited pro forma condensed combined financial statements that illustrate the effects directly attributable to the Aytu Transaction.

The unaudited pro forma condensed combined financial statements contained in this Current Report on Form 8-K should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.         Description

99.1
Unaudited pro forma condensed combined financial statements, which include a pro forma condensed combined balance sheet as of September 30, 2019, a pro forma condensed combined statement of operation for the year ended December 31, 2018 and the nine months ended September 30, 2019, and the notes related thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: December 9, 2019	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

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